                                                                EXHIBIT 99.3




Racing Champions Corporation
800 Roosevelt Road
Building C, Suite 320
Glen Ellyn, IL  60137


Gentlemen:


     I have consented to be nominated for election as a member of the Board of Directors of Racing Champions Corporation ("Racing Champions"), conditioned upon the consummation of the merger between Wheels Sports Group, Inc. and WSG Acquisition, Inc., a wholly owned subsidiary of Racing Champions. I hereby consent to the identification of me as a director nominee and to the use of information regarding me in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of Racing Champions. I also consent to the filing of this letter as an exhibit to the Registration Statement on Form S-4 of Racing Champions.


                                                Yours very truly,

                                                /s/ Victor H. Shaffer
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                                                        Victor H. Shaffer

                                                Date:   4/23/98
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